Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of September 24, 2024 by and between Eterna Therapeutics Inc., a Delaware corporation (the “Company”), and the holder of Convertible Notes (as defined below) and/or Warrants (as defined below) identified on the signature page hereto (“Holder”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of November 23, 2022, the Company issued to each of the purchasers thereunder warrants to purchase shares of common stock of the Company, par value $0.005 per share (each share, a “Common Share” and, collectively, the “Common Shares”) on December 2, 2022 (the “December 2022 Warrants”);

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of July 13, 2023, the Company issued to each of the purchasers thereunder convertible notes (the “July 2023 Convertible Notes”) and warrants to purchase Common Shares (the “July 2023 Warrants”);

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of December 14, 2023, the Company issued to each of the purchasers thereunder convertible notes (the “December 2023 Convertible Notes” and, together with the July 2023 Convertible Notes, the “Convertible Notes”) and warrants to purchase Common Shares (the “December 2023 Warrants” and, together with the December 2022 Warrants and the July 2023 Warrants, the “Warrants”);

WHEREAS, Holder desires to exchange its Convertible Notes identified on Schedule 1, if any, for Common Shares at the exchange ratio set forth herein (each such Convertible Note, an “Exchanged Note” and collectively, the “Exchanged Notes”);

WHEREAS, Holder desires to exchange its Warrants identified on Schedule 2, if any, for Common Shares at the exchange ratio set forth herein (each such Warrant, an “Exchanged Warrant” and collectively, the “Exchanged Warrants”; collectively, the Exchanged Notes and Exchanged Warrants may be referred to herein as the “Exchanged Securities”);

WHEREAS, the Exchange (as defined below) is being effected simultaneously with and as part of an integrated transaction with other exchanges by other holders of similar warrants and convertible notes issued by the Company (collectively, such other exchanges, the “Other Exchanges” and such other holders, the “Other Holders”);

WHEREAS, immediately following the consummation of the Exchange and of the Other Exchanges, the Holder and Other Holders will be in “control” (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company and the Exchange and Other Exchanges are intended to qualify as a tax-deferred contribution of property under Section 351(a) of the Code; and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, based upon the mutual covenants, promises and agreements made herein, the parties hereby agree as follows:

1. Exchange. Upon and subject to the terms and conditions set forth in this Agreement, at the closing of the Exchange (the “Closing”), which shall be subject to the Stockholder Approval (as such term is defined in the Securities Purchase Agreement dated as of the date hereof between the Company and the purchaser parties thereto (the “2024 SPA”)) being obtained, and which shall occur promptly following the time the Stockholder Approval is obtained, Holder shall transfer, deliver, convey and assign to the Company, free and clear of all liens, each:

(a) Exchanged Note in exchange for validly issued, fully paid and nonassessable Common Shares at an exchange ratio equal to (i) the sum expressed in U.S. dollars of (A) the principal amount of such Convertible Note, plus (B) all accrued and unpaid interest thereon as of the date of the Closing plus (C) all interest that would have accrued through, but not including, the maturity date of such Convertible Note, divided by (ii) $1.00 (rounded up to the nearest whole number), at which time all the Exchanged Notes shall be automatically canceled, and all rights and obligations of the parties thereunder, shall be deemed automatically terminated and/or satisfied in full; and

(b) Exchanged Warrant in exchange for validly issued, fully paid and nonassessable Common Shares at an exchange ratio equal to 0.5 of a Common Share for every one Common Share issuable upon exercise of the Exchanged Warrant (rounded up to the nearest whole number), at which time all the Exchanged Warrants shall be automatically canceled, and all rights and obligations of the parties thereunder, shall be deemed automatically terminated and/or satisfied in full (the transactions described in Sections 1(a) and 1(b), the “Exchange” and the Common Shares issued in exchange for the Exchanged Securities, the “Exchange Shares”)).

2. Closing.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the date of the Closing (the “Closing Date”) of the representations and warranties of Holder contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of Holder required to be performed at or prior to the Closing shall have been performed; and

(iii) the Stockholder Approval shall have been obtained.

(b) The obligations of Holder hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(iii) the Stockholder Approval shall have been obtained;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (as such term is defined in the 2024 SPA), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Holder, makes it impracticable or inadvisable to acquire the Exchange Shares at the Closing.

3. Representations and Warranties of the Company. The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the date hereof and as of the Closing that:

(a) Organization; Authority. Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Holder. This Agreement has been duly executed by Holder, and when delivered by Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Violation. None of the execution and delivery of this Agreement by Holder, the performance by Holder of its obligations hereunder, the consummation by Holder of the Exchange, or compliance by Holder with any of the terms or provisions hereof, will (A) violate any provision of Holder’s organizational documents or (B) (x) violate any law applicable to Holder or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien upon any of its properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Holder is a party, or by which Holder or any of its properties or assets may be bound, except (in the case of clauses (B)(x) and (B)(y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not, either individually or in the aggregate, reasonably be expected to materially and adversely affect Holder’s ability to consummate the Exchange and the other transactions contemplated by this Agreement.

(c) Title to Exchanged Securities. Holder (i) directly holds all the Exchanged Securities and (ii) has good, valid and marketable title to the Exchanged Securities, free and clear of any liens.

(d) Consents and Approvals. No consent, approval, waiver, exemption, authorization, notice, registration, declaration or filing is required to be obtained by or from, or to be given by Holder to, or made by Holder with, any court or other federal, state, local or other governmental authority, regulatory body or other Person (as such term is defined in the 2024 SPA) in connection with the execution and delivery by Holder of this Agreement or the performance by Holder of its obligations this Agreement.

(e) Acknowledgement. Holder acknowledges and agrees that it (i) is acquiring the Exchange Shares pursuant to Section 3(a)(9) of the 1933 Act and Holder has not paid or given, and will not pay or give, to any person, any commission or other remuneration, directly or indirectly, for soliciting the Exchange; and (ii) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the Exchange and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

(f) No Brokers or Finders. In connection with the Exchange and the other transactions contemplated hereby, none of Holder, its affiliates, or any of its or their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, in each case, for which the Company would be liable.

5. Tax Treatment. For federal and applicable state income tax purposes, the Exchange and Other Exchanges are part of an integrated transaction that is intended to be treated as a contribution of property to the Company governed by Section 351(a) of the Code (the “Intended Tax Treatment”). The terms and provisions of this Agreement shall be interpreted and applied consistent with the Intended Tax Treatment and the parties agree to file all tax returns and reports consistent with the Intended Tax Treatment and not to take any position inconsistent with the Intended Tax Treatment. This Section 5 shall survive the termination of this Agreement.

6. Further Assurances. The parties hereto shall promptly duly execute and deliver such documents and assurances to take, and shall take, such further action as may be necessary or as a party may from time to time reasonably request in order to carry out more effectively the Exchange.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of, or waiver under, this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by all parties.

8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would result in the application of the laws of any jurisdiction other than the State of New York.

9. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument. Signatures of any party transmitted by electronic mail (including, without limitation, electronic mailing of a so-called portable document format or “pdf” of a scanned counterpart) shall be treated as and deemed to be original signatures for all purposes, and will have the same binding effect as if they were original, signed instruments delivered in person.

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date listed above.

ETERNA THERAPEUTICS INC.

By:	/s/ Sanjeev Luther
Name:	Sanjeev Luther
Title:	President and Chief Executive Officer

[Company signature page to Exchange Agreement]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date listed above.

Name of Holder: __________________________________________________________

Signature of Authorized Signatory of Holder: ____________________________________

Name of Authorized Signatory: Title of Authorized Signatory: ________________________

Email Address of Authorized Signatory: _________________________________________

Address for Notice to Holder:

Address for Delivery of Exchange Shares to Holder (if not same as address for notice):

EIN Number: ___________________________

[Holder signature page to Exchange Agreement]

Annex A

Representations and Warranties of the Company

The Company hereby makes the following representations and warranties to Holder:

(a)	Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing (if the concept of good standing exists in such jurisdiction) under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is neither in violation nor default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Action (as such term is defined in the 2024 SPA) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other the Required Approvals (as such term is defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)	No Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (as such term is defined in the 2024 SPA) in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to Section (g) of this Annex A; (ii) the notice and/or application(s) to the Trading Market for the issuance of the Exchange Shares and the listing of the Exchange Shares for trading thereon in the time and manner required thereby; (iii) obtaining the Stockholder Approval (as defined in the 2024 SPA); and (iv) the filing of Form D with the Commission (as defined in the 2024 SPA) and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)	Issuance Pursuant to the Exchange. The issuance of the Exchange Shares pursuant to, and in accordance with the terms of, this Agreement is duly authorized on the part of the Company, and when issued will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of Common Shares equal to the Exchange Shares.

(f)	Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed and to comply in all material respects with its reporting, filing and other obligations under the bylaws or rules of the Trading Market, and on or prior to the Closing, the Company shall apply to list or quote all the Exchange Shares on such Trading Market and use best efforts to secure the listing of all the Exchange Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all the Exchange Shares and will take such other action as is necessary to cause all the Exchange Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(g)	Disclosure. The Company shall file a Current Report on Form 8-K within the required timeframe describing the terms of the transactions contemplated hereby in the form required by the Securities Act of 1934 (the “1934 Act”) and attaching this Agreement and any other documents or information, to the extent required to be filed under the 1934 Act, that have not previously been filed with the Commission by the Company as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, or any of its respective officers, directors, affiliates, employees or agents, on the one hand, and Holder or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its respective officers, directors, employees and agents not to, provide Holder with any material, non-public information regarding the Company from and after the date hereof without the express prior written consent of Holder (which may be granted or withheld in Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to Holder without Holder’s consent, the Company hereby covenants and agrees that Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Holder shall not have (unless expressly agreed to by Holder after the date hereof in a written definitive and binding agreement executed by the Company and Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company.

(h)	Section 3(a)(9) Exemption. The offer and issuance by the Company of the Common Shares pursuant hereto is exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof.

(i)	No Commissions. The Company has not paid or given, and will not pay or give, to any person, any commission or other remuneration, directly or indirectly, for soliciting the Exchange.

Schedule 1

Exchanged Notes

Holder	Exchanged Note	Original Principal Amount	Interest Amount (Including PIK, Accrued/Unpaid, and Make- Whole)	Total Amount	Number of Exchange Shares Issuable Upon Exchange of Note

Schedule 2

Exchanged Warrants

Holder	Warrant Series	Warrant Shares	Number of Exchange Shares Issuable Upon Exchange of Warrant

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